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                                                                  Exhibit (d)(5)

                            Tupperware Corporation

                               Thomas M. Roehlk
                             Senior Vice President
                          General Counsel & Secretary


August 18, 2000



Mr. Richard W. Heath
President and Chief Executive Officer
BeautiControl Cosmetics, Inc.
2121 Midway
Carrollton, Texas 75006


Dear Mr. Heath:

           In connection with a possible combination or corporate transaction (the "Transaction") between Tupperware Corporation ("Tupperware") and BeautiControl Cosmetics, Inc. ("BeautiControl") (individually, a "Party," and collectively, the "Parties"), each Party may disclose and/or deliver to the other Party certain information about its properties, employees, finances, businesses and operations (such Party when disclosing such information being the "Disclosing Party" and such Party when receiving such information being the "Receiving Party"). All such information furnished by the Disclosing Party or any of its Representatives (as defined below), whether furnished before or after the date hereof (whether in oral or written form, electronically stored, or otherwise) and regardless of the manner in which it is furnished, is referred to in this confidentiality agreement as "Information". It is understood and agreed that this agreement creates no obligation to enter into any Transaction or any agreement relating to a Transaction. The Parties hereby agree as follows:


1.     As used herein:

       "Act" means the Securities Exchange Act of 1934, as amended;

          "Affiliate" means any Person that (i) directly or indirectly controls a Party, (ii) directly or indirectly is controlled by a Party or (iii) is under direct or indirect common control with a Party;

          "Person" shall have the meaning contained in Section 3(a)(9) of the Act; and











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          "Representative" or "Representatives" of a Party means such Party's officers, directors, partners, shareholders, employees, accountants, attorneys, agents, consultants, advisors, financing sources and financial institutions.

          "Restricted Period" means the two-year period commencing on the date hereof.

2. All information will be kept confidential by a Party, except that the Party may disclose or make available information to its directors, officers and employees and to Representatives of its advisors for the exclusive purpose of assisting in the evaluation of a possible Transaction, all of whom shall be specifically informed by the Party of the confidential character of such information and that by receiving such information they are agreeing to be bound by the terms of this agreement relating to the confidential treatment of such information. A Receiving Party will not use, or permit any of its representatives to use, any of the information for any purpose other than the evaluation of a possible Transaction, and will not make any information available to any Person for any other purpose whatsoever.

3. The Parties hereby acknowledge that they are aware (and that prior to the disclosure of any information by a Receiving Party to any Person pursuant to paragraph 2 such Person will be advised) that the United States securities laws prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. In the event that a Receiving Party discloses any information to any Person, whether or not such disclosure is permitted under paragraph 2, the Receiving Party shall be liable to the Disclosing Party for any failure by such Person to treat such information in the same manner as the Receiving Party is obligated to treat such information under the terms of this agreement.

4. If at any time during the Restricted Period a Party is approached by any Person concerning participation in a transaction involving any of the assets, businesses or securities of the other Party or any subsidiary thereof, the Party will promptly inform the other Party of the nature of such contact and the parties thereto.

5. Except with the Party's prior written approval, the other Party will not disclose, or permit its representatives to disclose, to any Person other than the Persons described in paragraph 2, the fact that the Party is engaged in discussions with the other Party regarding a Transaction, the
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August 18, 2000

     fact that the Information has been made available to the other Party or that the other Party has inspected any portion of the Information.

6. In the event that a Party is requested in any proceeding to disclose any Information received by such Party or any matter subject to paragraph 5, the Party will give the other Party prompt notice of such request so that it may seek an appropriate protective order. If in the absence of a protective order the Party is nonetheless compelled to disclose any such Information or matter, it may disclose such Information or matter without liability hereunder, provided that it gives the other Party written notice of the Information or matter to be disclosed as far in advance of its disclosure as is practicable and uses its best efforts to obtain assurances that confidential treatment will be accorded to such Information or matter.

7. The restrictions with respect to Information set forth in paragraph 2 shall not apply to any Information furnished by the Disclosing Party or its Representatives which the Receiving Party demonstrates (i) is on the date hereof or hereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by the Disclosing Party or your Representatives or (ii) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives or becomes available to the Receiving Party on a nonconfidential basis, in each case from a source other than the Disclosing Party or its Representatives, which source was not itself bound by a confidentiality agreement with the Disclosing Party or its Representatives and had not received such Information, directly or indirectly, from a Person so bound.

8. The Disclosing Party does not make any representation or warranty as to the accuracy or completeness of the Information provided by it. Neither the disclosing Party nor any of its Representatives shall have any liability resulting from the use of the Information by Receiving Party or any of its Representatives.

9. Upon our request at any time, the Receiving Party will promptly redeliver to the Disclosing Party all copies of documents containing Information and will promptly destroy all memoranda, notes and other writings prepared by the Receiving Party or by any Person referred to in paragraph 2 based on such Information.

10. During the Restricted Period, a Party will not (and will not assist or encourage others to) solicit the services, as employee, consultant or otherwise, of any employee of the other Party.

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August 18, 2000


11. Each Party shall cause each of its Affiliates to comply with the terms of paragraphs 2, 3, 4, 5, 6, 7, 9 and 10 (construing such paragraphs for such purposes to refer also to such Affiliates in each instance where there is a reference to the affected Party).

12. Each Party acknowledges that irreparable damage would occur to the other Party in the event any of the provisions of this agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States of America or any state thereof, in addition to any other remedy to which a Party may be entitled at law or in equity.

13. If any term or provision of this agreement or any application hereof shall be invalid or unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

14. This agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall constitute one and the same instrument.

15. This agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and may be amended only by an agreement in writing executed by the Parties.

16. This agreement shall be binding upon, inure to the benefit of and be enforceable by each Party's respective successors and assigns.

17. This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of law provisions) of the State of Florida.

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August 18, 2000


        If the foregoing correctly sets forth our agreement as to the matters set forth herein, please confirm our agreement by executing and returning a copy of this agreement to the undersigned.

                                         Very truly yours,

                                         Tupperware Corporation

                                         By: /s/ Thomas M. Roehlk
                                             ------------------------
                                             Name:  Thomas M. Roehlk
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary

The foregoing terms are agreed to:

BeautiControl Cosmetics, Inc.

By: ________________________
    Name:  Richard W. Heath
    Title: President and Chief Executive Officer